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EXHIBIT B

NAME OF PERSON FILING; ADDRESS OF PRINCIPAL BUSINESS OFFICE; CITIZENSHIP.

Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership
Madison Dearborn Partners II, L.P., a Delaware limited partnership
Madison Dearborn Partners, Inc., a Delaware corporation
Three First National Plaza, Suite 3800
Chicago, IL 60602

Morgan Stanley Capital Partners III, L.P., a Delaware limited partnership
MSCP III, LLC, a Delaware limited liability company
Morgan Stanley Capital Partners III, Inc., a Delaware corporation
Morgan Stanley Capital Investors, L.P., a Delaware limited partnership
MSCP III 892 Investors, L.P., a Delaware limited partnership
1221 Avenue of the Americas, 33rd Floor
New York, NY 10020

Morgan Stanley Dean Witter & Co., a Delaware corporation
1585 Broadway
New York, NY 10036

Frontenac VII Limited Partnership, a Delaware limited partnership
Frontenac Masters VII Limited Partners, a Delaware limited partnership
Frontenac Company VII, LLC, a Delaware limited liability company
Paul D. Carbery, citizen of the United States
James E. Cowie, citizen of the United States
James E. Crawford III, citizen of the United States
Rodney L. Goldstein, citizen of the United States
Martin J. Koldyke, citizen of the United States
Martin Laird Koldyke, citizen of the United States
Laura P. Pearl, citizen of the United States
Jeremy H. Silverman, citizen of the United Kingdom
135 S. LaSalle Street, Suite 3800
Chicago, IL 60603

Royce J. Holland, citizen of the United States
c/o Allegiance Telecom, Inc.
9201 Central Expressway
Dallas, TX 75231

Thomas M. Lord, citizen of the United States
c/o Allegiance Telecom, Inc.
3500 Piedmont Rd, Suite 340
Atlanta, GA 30305

C. Daniel Yost, citizen of the United States
c/o Allegiance Telecom, Inc.
9201 Central Expressway
Dallas, TX 75231

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NAME OF PERSON FILING; ADDRESS OF PRINCIPAL BUSINESS OFFICE; CITIZENSHIP.